SALES AGREEMENT

THIS SALES AGREEMENT is made as of October 31, 2017, by and between Canbiola, Inc., a Florida corporation (the “Company”) and Christy Davies, an individual resident of Utah (the “Salesperson”).

WHEREAS, the Company sells products such as oils, creams, moisturizers, chews, vapes, isolate, gel caps, concentrates and water infused with Cannabidiol (“CBD”) derived from industrial hemp imported from overseas (the “Products”).

WHEREAS, Salesperson is recognized and widely known throughout the United States.

WHEREAS, the Company wishes to engage Salesperson to sell Products on the Company’s behalf, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Salesperson hereby agree as follows:

     1.   Appointment of Salesperson.

          (a)  Appointment: Upon the terms and conditions of this Agreement, the Company hereby appoints the Salesperson as an authorized non-exclusive salesperson of the Company's Products within the territories set forth in Schedule A attached hereto and incorporated herein, as the same may be amended by the parties from time-to-time (“Territory”), and Salesperson hereby accepts such appointment.  In such capacity, the Salesperson will solicit customer orders for the Company’s Products and will devote his continuing best efforts to the promotion and sale of such Products in the Territory.

          (b)  Reservation of Rights by the Company. The Company reserves the right to take the following actions within the Salesperson's Territory: (i) to appoint or be represented by other or additional salespersons; (ii) to make sales directly to any or all customers of the same and/or other Company products, and (iii) to sell exclusively, on a direct basis, to certain types of customers or specific accounts which Company may, in its sole discretion, designate from time to time in accordance with then current Company policies.

          (c)  Addition, Discontinuance and Modification of Products. The Company shall have the right at any time to introduce new Products, discontinue the manufacture or sale of any of its Products and make changes in the design or construction of any of such Products without incurring any obligation or liability whatsoever. The Company will give the Salesperson thirty (30) days prior notice of any discontinuance of a Product.

          (d)  License. Salesperson grants to the Company the exclusive right and license during the term of this Agreement to use Salesperson’s name, nickname, initials, autograph, facsimile signature, photograph, likeness, and/or endorsement (the “Likeness”) in connection with the advertisement, promotion, and sale of the Products as well as the right to use such Likeness on the Product and related packaging

     2.   Product Orders. All customer orders for Products received by Salesperson shall be transmitted to the Company in writing or by fax or e-mail. (A telephone request to purchase, or to modify an existing order, shall not be considered an order unless and until followed up in writing.) Orders must be completed on pre-approved forms supplied by the Company. All orders shall be subject to acceptance by the Company. If accepted, Customers’ orders will be fulfilled and shipped directly by the Company according to its standard policies and procedures.

      3.    Compensation. Salesperson shall receive compensation equal to 10% of the “Adjusted Gross Revenues” received by the Company from customer orders submitted by Salesperson (“Sales Fee”).  The Sales Fee for any month will be due on the tenth (10th) day of the month following the month in which the Sales Fee was earned. As used in this Agreement, “Adjusted Gross Revenues” shall mean all gross revenues received by the Company from customer orders placed through Salesperson, less the Company’s cost of goods sold for such Products and all sales, excise and similar taxes and expenses related to the sale of such Products.

     4.   Trademarks.  The Salesperson shall have the right hereunder to represent that it is “an Authorized Salesperson of Company Products.” Any other use by the Salesperson of the Company’s trademarks must be in a form and format approved by the Company in advance of such usage.

     5.   Promotional Materials. During the term of this Agreement, the Company shall take reasonable action to assist the Salesperson in the Salesperson's efforts to promote and sell Products, including the provision of reasonable quantities of support materials such as product information and sales promotional literature.

     6.   Duties of the Salesperson.

          (a)  Sales Activities. The Salesperson agrees to use its best efforts vigorously and actively to promote the sale of Products in the Territory.

          (b)  Advertising. Each printed advertisement, flyer, handbill, television spot, radio script, yellow pages listing, webpage or any other advertising or promotional material bearing or using the trademark or trade name “Canbiola” or pertaining to Products must be approved by the Company in writing prior to its use by the Salesperson. Such approval will not be unreasonably withheld or delayed.

          (c)  Reputation. The Salesperson shall continually maintain to the satisfaction of the Company a general reputation for honesty, integrity and good credit standing and shall maintain the highest quality standards.

          (d)  Competing Products. The Salesperson shall not, directly or indirectly, promote, advertise, manufacture, market, distribute or sell cannabis products not provided by the Company.

          (e)  Compliance with Law. The Salesperson shall comply with all laws, ordinances and regulations applicable to the Salesperson's business, including those relating to the sale of CBD or cannabis Products in the Territory. Notwithstanding the parties acknowledge that cannabis and its derivatives are illegal under federal law.

          (f)  Expenses. The Salesperson shall pay and discharge, and the Company shall have no obligation to pay for, any expenses or costs of any kind or nature incurred by the Salesperson in connection with performing its function hereunder.

          (g)  If requested to do so by the Company, Salesperson agrees to make himself available at least four (4) times in each year of the term of this Agreement for photographs for use in advertising or for appearances.

     7.   Force Majeure. The Company shall be excused from delay or non-performance in the delivery of an order and the Salesperson shall have no claim for damage if and to the extent such delay or failure is caused by occurrences beyond the control of the Company including, but not limited to, market conditions; acts of God; war, acts of terrorism, riots and civil disturbances; expropriation or confiscation of facilities or compliance with any order or request of governmental authority; strikes, labor or employment difficulties whether direct or indirect; or any cause whatsoever which is not within the reasonable control of the Company..

     8.   Relationship of Parties: Indemnification of Company.

          (a)  Independent Contractor Status. The relationship of the parties established by this Agreement is that of vendor and vendee, and all work and duties to be performed by the Salesperson as contemplated by this Agreement shall be performed by it as an independent contractor.

          (b)  No Authority to Bind Company. Nothing in this Agreement or otherwise shall be construed as constituting an appointment of the Salesperson as an agent, legal representative, joint venturer, partner, employee or servant of the Company for any purpose whatsoever. The Salesperson is not authorized to transact business, assign or create any obligation of any kind, express or implied, on behalf of the Company, or to bind it in any way whatsoever, or to make any contract, promise, warranty or representation on the Company's behalf with respect to Products sold by the Company or any other matter, or to accept any service of process upon the Company or receive any notice of any nature whatsoever on the Company's behalf.

          (c)  Indemnification. Under no circumstances shall the Company be liable for any act, omission, contract, debt or other obligation of any kind of the Salesperson or any salesman, employee, agent or other person acting for or on behalf of the Salesperson. The Salesperson shall indemnify and hold the Company harmless from any and all claims, liabilities, losses, damages or expenses (including reasonable attorneys, fees and costs) arising directly or indirectly from, as a result of, or in connection with, the Salesperson's operation of the Salesperson's business. The terms of this indemnity shall survive the termination of this Agreement.

     9.   Confidential Information.

          (a)  Definition. As used in this Section, “Proprietary Information” means information developed by or for the Company which is not otherwise generally known in any industry in which the Company is or may become engaged and includes, but is not limited to, information developed by or for the Company, whether now owned or hereafter obtained, concerning plans, marketing and sales methods, materials, processes, procedures, devices utilized by the Company, prices, quotes, suppliers, manufacturers, customers with whom the Company deals (or organizations or other entities or persons associated with such customers), trade secrets and other confidential information of any type, together with all written, graphic and other materials relating to all or any part of the same.

              (b) Non-Disclosure. Except as authorized in writing by the Company, the Salesperson shall not at any time, either during or after the term of this Agreement, disclose or use, directly or indirectly, any Proprietary Information of which the Salesperson gains knowledge during or by reason of this Agreement and the Salesperson shall retain all such information in trust in a fiduciary capacity for the sole use and benefit of the Company. In the event that the Salesperson operates one or more locations other than those set forth on Schedule A, the Salesperson shall not disclose any Proprietary Information to local management or employees of such other location(s).

       10.    Term and Termination.

              (a) Term. The term of this Agreement shall be for a period beginning on the date hereof and ending on the date one (1) year therefrom. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless either party gives to the other party written notice of termination at least thirty (30) days prior to the end of the initial or any renewal term.

              (b) Voluntary Termination. Either party may terminate this Agreement with thirty (30) days prior written notice to the other party.

              (c) Default by the Salesperson. This Agreement may be terminated by the Company immediately upon Salesperson’s breach of any provision of this Agreement by providing Salesperson with written notice.

              (d) Effect on Outstanding Orders. Upon the effective date of termination of this Agreement, all outstanding orders from the Salesperson to the Company shall be completed and all compensation previously earned by Salesperson will be paid by the Company within thirty (30) days from the date of termination of this Agreement. .

              (e) Return of Company Property. Upon termination of this Agreement for any reason, the Salesperson shall promptly return to the Company any property of the Company, including, without limitation, all sales and marketing documents, manuals and other records and proprietary information of the Company, as well as any samples in the Salesperson's possession or control. The Salesperson agrees that it will not make or retain any copy of, or extract from, such property or materials.

       11.    General.

              (a) Waiver. Failure of either party at any time to require performance by the other party of any provision hereof shall not be deemed to be a continuing waiver of that provision, or a waiver of its rights under any other provision of this Agreement, regardless of whether such provision is of the same or a similar nature.

              (b) Complete Agreement. This Agreement (including the exhibits hereto and all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties to this Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter hereof. This Agreement may be amended only by written agreement executed by all of the parties hereto. No purchase order or sales form will be applicable to any sales pursuant to this Agreement and only the terms of this Salesperson Agreement shall govern such sales.

              (c) Applicable Law; Jurisdiction and Venue. This Agreement shall be construed under, and governed by, the laws of the state of New York without resort to conflict of law principals.

              (d) Severability. If any provision of this Agreement is unenforceable or invalid, the Agreement shall be ineffective only to the extent of such provisions, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

              (e) Assignment. This Agreement may not be transferred or assigned in whole or in part by operation of law or otherwise by the Salesperson without the prior written consent of the Company.

              (f) Notices. Any notice or other communication related to this Agreement shall be effective if sent by first class mail, postage prepaid, to the address as may be designated in writing to the other party.

              (g)  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

              (h)  Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

SALESPERSON:

By:

______________________________

       Christy Davies

COMPANY:

Canbiola, Inc.

By: _______________________

Printed Name: Marco Alfonsi

Title: CEO

1

Initials: _____, ______